POWER OF ATTORNEY Know all by these presents, that the undersigned, hereby constitutes and appoints each of Mary Beth Orson, Justin Schempp. Robin Privette, Michael Hoemer, CIiance Huber, Cindy Thomas and Gregory Paris!, signing singly, such person's true and lawful attorney-m-fact to: (I) prepare, execute m such person's name and on such person's behalf, and submit to the United States Securities and Exchange Commission (the "SEC"), any documents necessary or appropriate to obtain codes, passwords, and passphrases enabling such person to make electronic filings with the SEC of reports required by Section 16(a) or Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any mle or regulation of the SEC; (2) execute for and on behalf of such person, with respect to holdmgso^ and transactions in, securities of Pathward Financial, Inc. ("Pafhward"), Forms 3, 4 and 5; and any amendments feereto, in accordance with Section 16(a) of the Exchange Act and fhe mles thereunder; (3) execute for and on behalf of such person any Schedules 13D or 13G, and any amendments thereto, relating to securities ofPafhward, in accordaEce with Section 13(d) of the Exchange Act and the rules thereunder, (4) do and perform any and all actsforandonbehalf of such person which may be necessary or desirable to complete and execute any such Form 3,4 or 5 or Schedule 13D or 13G, complete and execute any amendment or amendments thereto, and file any such fonn with the SEC and any stock exchange or similar authority; and (5) take any olfaer action of any type whatsoever m connection wi-th the foregoing which, in the opmion of such attomey-in-fact, may be of benefit to, m the best interest of, or legally required by, such person, itbemgunderstoodthatthedocumentsexecutedby such attoraey-m-fact on behalf of such person pursuant to this Power of Attorney shall be m such fomi and s conditions as such attomey-in-fact may approve in such attomey-in-fact's discretion. The undersigned hereby grants to each attomey-in-fact fall power and aufhorify to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as such person might or could do if personally present, with full power of substitution or revocaticm, hereby ratifying and confirming all that such attomey-in-fact, or such attorney "m-facfs substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that each of the foregoing attomeys-in-fact, m serving in such capacity at the request of such person, is not assuming any of such person's responsibilities to comply with Section 16(a) or Section 13(d) of the Exchange Act. This Power of Attorney amends and restates in its entirety the Power of Attorney for filings wifh respect to Form 3, 4 or 5 or Schedule 13D or 13G "that tfae undersigned previously signed and delivered to Pathward. This Power of Attorney shall remain m full force and effect until the undersigned is no longer required to file Form 3., 4 or 5 or Schedule 13D or 13G wifh respect to fhe holdings of, and transactions m, Pathward securities by the undersignedL, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attomeys-m-fact IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as ofthis/_T_'day of November, 2023. /^ ElizabetVG. HooAle ^